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                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 8-K




                                CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):      NOVEMBER 21, 1997




                              WHITTMAN-HART, INC.



             DELAWARE                  0-28166                   36-3797833
State or other jurisdiction of     (Commission file #)         (Federal Id #)
incorporation or organization)





311 SOUTH WACKER DRIVE, SUITE 3500, CHICAGO, ILLINOIS             60606-6618
     (Address of principal executive offices)                     (Zip Code)



                                (312) 922-9200
              Registrant's telephone number, including area code

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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

     On November 21, 1997, Whittman-Hart, Inc. (the "Company") acquired Axis Consulting International, Inc. ("Axis") through a reverse triangular merger, pursuant to which the Company issued 1,575,078 shares to Axis' shareholders Peter Boboff and Graham Weston, and Axis became a wholly owned subsidiary of the Company. The transaction is to be accounted for under the pooling-of-interests method.

     Headquartered in San Francisco with a New York presence, Axis' approximately 130 professionals provide SAP, network, Microsoft enterprise, database and midrange solutions.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

     10.19 Merger agreement and Inducement Agreement, each dated November 21, 1997 between Whittman-Hart, Inc., Whittman-Hart Associates, Inc. and Axis Consulting International, Inc. and Peter Boboff and Graham Weston.


ITEM 9.        SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

     On November 21, 1997, the Company sold an aggregate of 134,622 shares of its common stock, par value, $.001 per share to three United Kingdom individuals in exchange for all of the ordinary shares of World Consulting Limited, a company organized under the laws of England. The value of the Company's shares for the purpose of the exchange was $29.7125. The offering and issuance was effected pursuant to Regulation S promulgated under the Securities Act of 1933, as amended. The exchange agreement was executed and the closing of the transaction occurred in England. The offerees are restricted for one year from transferring their acquired shares into the U.S. and the certificates bear a legend to that effect.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Whittman-Hart, Inc.


     December 6, 1997                   /s/ Kevin Gaskey
     ----------------                   ----------------
     (Date)                             Kevin Gaskey
                                        Chief Financial Officer


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     Index to Exhibit

     10.19 Merger agreement and Inducement Agreement, each dated November 21, 1997 between Whittman-Hart, Inc., Whittman-Hart Associates, Inc. and Axis Consulting International, Inc. and Peter Boboff and Graham Weston.

















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